Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-221946) pertaining to the 2017 Equity Incentive Plan, the 2017 Employee Stock Purchase Plan and the 2015 Stock Incentive Plan of Denali Therapeutics Inc. of our report dated March 19, 2018, with respect to the consolidated financial statements of Denali Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Redwood City, California

March 19, 2018